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STATE OF LOUISIANA

PARISH OF ST.MARY


                              ARGICULTURAL LEASE


     An agreement of lease made and entered into and effective as of January 1, 1999, by and between:

     STERLING SUGARS, INC., A Delaware corporation domiciled in St. Mary Parish, Louisiana, herein represented by and acting through Craig P. Caillier, its President and Chief Executive Officer whose mailing address is P. O. Box 572 Franklin, Louisiana 70538, hereinafter referred to as "Lessor",

  and

     Judd Anderson, an individual, domiciled in the Parish of St. Mary, State of Louisiana, herein appearing through and being represented by Judd Anderson, and whose mailing address is P. O. Box 241, Franklin, Louisiana 70538, hereinafter referred to as "Lessee".

    For the consideration and upon the terms and conditions hereinafter expressed, Lessor does lease, let and hire unto and in favor of Lessee, the properties in St. Mary Parish, Louisiana, known as a portion of Sterling Plantation, described in Exhibit "A" attached hereto and made part hereof.

     1. This lease is made for the purpose of Lessee's usage of the leased premises for the production of sugar cane and related agricultural endeavors. Lessee agrees neither to commit nor permit others to commit waste upon the property leased; to operate the premises as a good and prudent husband; and to properly care for and cultivate the property.

     2. It is understood and agreed that material consideration for this lease is Lessors confidence in the ability and proficiency of Lessee. Further, this lease shall terminate upon the adjudication of Lessee in bankruptcy, the appointment of a receiver for Lessee, or the filing of a bankruptcy, receivership of respite petition by Lessee or upon Lessee's supervision, failure or insolvency.

     3. During the term of this lease, Lessee shall keep at least two-thirds (2/3rds) of the cultivable land suitable to sugar cane, in cane, and in the ratio of not less than one-third (1/3rd) of said two-thirds (2/3rds) in plant cane and the balance in stubble cane, subject to quota or other regulations of the United States Department of Agriculture or other Federal or State Governmental agency, and unless prevented by weather or other conditions beyond the control of Lessee.

     4. (A) This lease is made for a period of FIVE (5) years hereafter called the "primary term", commencing on January 1, 1999 and ending on December 31, 2004.


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        (B) At the end of the primary term hereof, Lessee or Lessor may terminate the lease by written notice, delivered no less than ninety (90) days prior to the expiration date of the primary term or any subsequent term. In the absence of notification for termination, the lease will automatically be extended under the same terms and conditions and for the same consideration as during the primary term, for an additional five year term.

     5. (A) This lease is made in consideration of the stipulations and agreements herein expressed, all of which are material and without which the same would not be made, and the payment of rental by Lessee of:

            1) In any year during which the average yield of tons of cane per acre is less than twenty five (25), except such years as the reduction in tonnage is caused by freeze or hurricane, the rental shall be one fifth (1/5th) of all sugar cane harvested and delivered to mills together with all subsidy, incentive or benefit payments (excluding Agricultural Conservation Payments) accruing to the said one fifth (1/5th) share of Lessor from the United States Government or any of its departments or agencies.

  -OR-
            2) In any year during which the average yield of tons of cane per acre is more than or equal to twenty five (25), the rental shall be one sixth (1/6th) of all sugar cane harvested and delivered to mills together with all subsidy, incentive or benefit payments (excluding Agricultural Conservation Payments) accruing to the said one sixth (1/6th) share of Lessor from the United States Government or any of its departments or agencies.

            (A) As a further consideration of this lease all harvested cane shall be delivered to Sterling Sugars Inc. for grinding, except seed cane used in Lessee's operation under this lease.

            (B) In the event that crops other than sugar cane are grown on the leased premises, Lessor shall receive one fifth (1/5th) of any value received for crops harvested from the property herein leased together with all subsidy, incentive or benefit payments accruing to the said one fifth (1/5th) share of Lessors from the United States Government or any of its departments or agencies.


     6. As an additional requirement of this lease, Lessee is required to submit to Lessor, on or before October 31 of each year, a map showing all crops by age and variety, all seed used and all land planted. Also on or before January 31 of each year Lessee is required to submit to Lessor a written report of acreage harvested, tons of cane produced and pounds of sugar produced (TRS) on the properties covered by this lease.






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     7. LESSOR AND LESSEE mutually agree that at the inception of this lease, the cultivable land acreage's for that portion of Sterling Plantation are broken out as follows:

                Fallow Land                    9.4 Acres
                Plant Sugarcane               78.7 Acres
                First Year Stubble Sugarcane     0 Acres
                Second Year Stubble Sugarcane 70.6 Acres
                Third Year Stubble Sugarcane  69.3 Acres
                    Total                    228.0 Acres

        The parties agree that LESSOR is the sole owner of all of the sugarcane crops growing on the leased premises known as Sterling Plantation, shown on the exhibit "A" and colored yellow. At the expiration or termination of this lease, in whole or in part, for any cause, LESSOR, at its option, shall either purchase from LESSEE all cane remaining in excess of lessors ownership on the leased premises at the then fair market value, or allow LESSEE to farm off all cane in excess of lessors ownership through its second year stubble growth. LESSOR will be compensated for, by LESSEE, the full market value for seed cane at the time of termination, for any deficiencies in return of seed acres. In the event LESSOR and LESSEE are unable to agree on the fair market value of seed cane, then both LESSEE and LESSOR will accept the value as determined by an independent third party as agreed to by LESSOR and LESSEE.


     8. This lease is made and accepted by Lessee subject to all mineral leases, and servitudes now existing on the leased premises, and all other valid and existing servitudes and rights-of-way, recorded or unrecorded, apparent or non-apparent. Lessor shall have the right hereafter to grant other and further oil, gas, mineral leases, servitudes, and rights of way upon the leased property, providing that the lessee or lessees in such oil, gas or minerals lease, servitudes and rights of way shall have the right to enter upon the premises for the purpose of prospecting and exploring for oil, gas and other minerals and to construct, maintain and operate thereon all buildings, derricks, machinery, equipment, pipelines, storage tanks and facilities for the purpose of housing their employees and any equipment of any nature or description necessary in drilling for, producing, storing, treating and transporting oil, gas and or other minerals, and to do all things incidental to the exercise of its or their rights under such lease or leases. Lessor herein shall not be responsible or liable to Lessee for any damage that may result to Lessor or any of its mineral and servitude lessees for any of the purposes referred to in this paragraph, Lessee hereby expressly waiving and renouncing any and all rights to claim damages from Lessor herein on account of actions of any mineral or servitude lessee of the property, for the destruction of or injury to growing crops on said property, or damage to the leased premises, which injury or destruction shall have been caused by the operations of such mineral or servitude lessee; however shall have the right to assert against




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        such mineral or servitude lessee or lessees or third parties, a claim for damages to the crops or leased premises to the extent of Lessee's interest therein. Lessor further agrees that in the event it grants any oil, gas or mineral leases, servitudes or rights of way on said property, that the said lease or leases will contain a provision that the mineral or servitude lessee will pay for all damages or injury to growing crops and that the Lessee herein shall be entitled to the benefit of such provision, to the extent of Lessee's loss. Lessee shall to the extent possible join with Lessor in the negotiations relative to any loss so incurred.

     9. Lessee shall fully pay, indemnify and hold harmless Lessor from, against and in connection with any and all loss, damage, liability and expense of every nature and kind, including court cost and attorney's fees, however caused or occurring, including injuries or death to persons and damage to property, either belonging to Lessor or others, either directly or indirectly arising from and out of any activities hereunder. Lessee shall maintain workmen's compensation insurance in the statutory amount and liability insurance coverage in the total aggregate amount of One Million Dollars ($1,000,000.00) per occurrence, on which policy Lessor shall be named as an additional insured. A certificate of insurance shall be furnished Lessor and provision shall be made that the policy or policies shall not be canceled without notice to Lessor.

    10. Lessee shall have the right to construct such buildings and improvements on the leased premises at Lessee's sole expense, as may be necessary or desirable in connection with Lessee's agricultural operations, subject to approval of Lessor. All buildings and other improvements constructed on the leased premises during the term of this lease shall become the property of Lessor, if Lessor so desires and is willing to purchase same at fair appraised market value. In the event Lessor is unwilling to purchase buildings or other improvements constructed by Lessee upon termination of this lease, then Lessee shall remove same at Lessee's cost and expense, within Ninety (90) days of termination of this lease, after which same shall become the property of Lessor.

    11. Lessor or its agents shall have the right to enter upon the leased premises at all times for any and all purposes, except that Lessee's agricultural operations shall not be interfered with.

    12. This lease shall be terminated prior to the expiration of the term herein provided, at the option of Lessor in the event of default upon the part of Lessee in keeping or performing any of the obligations of Lessee under this lease for thirty (30) days after notice in writing from Lessor to Lessee specifying such default, provided Lessee has not commenced within said thirty (30) day period action to correct such default and thereafter diligently proceeded to actually correct such default.






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    13. In the event of an expropriation or of a sale under threat of expropriation of any portion of the premises (cultivable land) or in the event of any mineral lease or servitude affecting the premises, the full amount paid for the land or servitude taken as well as the full amount paid for severance damages to any remaining land, shall belong to Lessor. With regard to all other amounts paid for crop damages, Lessor shall be entitled to one sixth (1/6th) thereof, with Lessee's claim being against the expropriating authority or lease or servitude holder for five sixth (5/6ths) of the value of any crop damaged or destroyed. Lessee reserves and shall have the right to claim damages from the purchaser of such acreage, whether said purchase is made by expropriation or under threat of expropriation for any damages directly related to Lessee's agricultural operations on the premise, sustained by it through or as a result of such taking or sale. In the event of any sale, Lessor shall not be responsible or liable to Lessee for any damages that Lessee may sustain as a result thereof and Lessee expressly waives and renounces any and all rights to claims damages whatsoever from Lessor. For the purpose of this paragraph "crop value" is hereby defined as the total value of the crop including the mill share as well as the farmer's share.

    14. Lessee acknowledges that he will use the aforedescribed property for agricultural purposes and for this reason, Lessee acknowledges that there may be on the leased premises what is determined to be by the Environmental Protection Agency or any other state or governmental agency regulated hazardous and/or toxic substances. Lessee shall be responsible for all litigation or claims arising out of its use of said substances on the leased premises and that Lessee agrees to indemnify and hold Lessor harmless from any and all losses, costs, liability and expenses including without limitation, reasonable attorney's fees incurred in connection with litigation arising out of its use of the leased premises.

    15. It is distinctly agreed and understood that during the period of this lease, Lessee shall at all times be a member in good standing of the American Sugar League.

    16. All notices herein provided for shall be effective upon placing same in the mail, addressed to Lessee or Lessor at the above mentioned addresses unless such addresses be changed in writing.

  THUS DONE AND SIGNED at Sterling Sugars Inc., St. Mary Parish, Louisiana, this 30 day of July, 1999, in the presence of the undersigned competent witnesses.

  WITNESS:
                                             STERLING SUGARS, INC.
  /s/ Desiree Wimberly                       Craig P. Caillier, President
  --------------------
                                             /s/ Craig P. Caillier
  /s/ Denette Champagne                      ----------------------
  ---------------------
                                             Judd Anderson
  /s/ Desiree Wimberly
  ---------------------                      /s/ Judd Anderson
                                             -----------------

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